UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2004 (September 29, 2004)

WORLD FUEL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 29, 2004, World Fuel entered into a Second Amendment of its Credit Agreement with LaSalle Bank National Association (“LaSalle Bank”) and a syndicate of financial institutions named therein. The Second Amendment provides for the following significant changes:

•	increased total available borrowings under the Credit Agreement to $145 million from $100 million;

•	increased the sublimit for the issuance of letters of credit to $60 million from $40 million;

•	changed terms relating to the calculation of certain financial covenant ratios as well as certain other negative covenants; and

•	added a new section under which World Fuel may request an increase in available borrowings under the facility by an amount up to $5 million, subject to the approval of the Administrative Agent, LaSalle Bank.

The foregoing summary is qualified by reference to the terms of the second amendment, filed herewith as Exhibit 10.1.

The purpose of the above changes was to provide increased funding availability for potential future business growth and expansion opportunities as well as to provide World Fuel with more flexibility in utilizing such funding.

In connection with a request by World Fuel to increase available borrowings under the Credit Agreement by $5 million, on October 4, 2004, Union Planters Bank, N.A. (“Union Planters”) executed a Commitment Letter with the Administrative Agent agreeing to participate as a Lender under the Credit Agreement with a participation of $10 million. As a result, LaSalle Bank’s participation will decrease by $5 million and total available borrowings will increase to $150 million. The participation of Union Planters in the Credit Agreement will be finalized upon the execution of documents satisfactory to the Administrative Agent. In addition, Annex A of the Second Amendment to the Credit Agreement, filed as Exhibit 10.1, will be automatically replaced with a revised Annex A.

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Item 7.01. Regulation FD Disclosure

On October 5, 2004, World Fuel issued a press release announcing the amendment of its existing syndicated revolving credit facility. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
10.1	Second Amendment to Credit Agreement, dated as of September 29, 2004, between World Fuel Services Corporation, LaSalle Bank National Association and various other financial institutions named therein, excluding the Reaffirmation of Guarantees and Reaffirmation of Pledge Agreements.

99.1	Press Release dated October 5, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 5, 2004	World Fuel Services Corporation

/s/ Michael J. Kasbar
Michael J. Kasbar
President and Chief Operating Officer

/s/ Francis X. Shea
Francis X. Shea
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

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